Exhibit 99.1

DRAFT CONFIDENTIAL	NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Michael Russell, 419.627.2233

https://investors.sixflags.com	Media Contact: Gary Rhodes, 704.249.6119

SIX FLAGS FURTHER STREAMLINES ITS PORTFOLIO

WITH AGREEMENTS TO DIVEST SEVEN PARKS

Transaction Will Optimize the Company’s Portfolio, Sharpen its Strategic Focus

and Strengthen its Financial Position by Accelerating Deleveraging

CHARLOTTE, N.C. (Mar. 5, 2026) — Six Flags Entertainment Corporation (NYSE: FUN) (“Six Flags” or the “Company”), North America’s largest regional amusement park operator, today announced it has entered into definitive agreements to sell seven of its parks to EPR Properties (NYSE: EPR) (“EPR”) for total cash consideration of $331 million, subject to customary purchase price adjustments. The transaction represents a significant milestone in the Company’s disciplined portfolio optimization strategy and is designed to sharpen operational focus while further enhancing its liquidity position.

The parks included in the transaction are Valleyfair (Minneapolis, Minn.), Worlds of Fun (Kansas City, Mo.), Michigan’s Adventure (Grand Rapids, Mich.), Schlitterbahn Waterpark Galveston (Galveston, Texas), Six Flags St. Louis (St. Louis, Mo.), Six Flags Great Escape (Queensbury, N.Y.) and Six Flags La Ronde (Montreal, QC). Collectively, the parks entertained approximately 4.5 million guests for the full year ended Dec. 31, 2025, generating approximately $260 million in net revenue and approximately $45 million in Adjusted EBITDA. Cash proceeds, after taxes and transaction expenses, will be used to pay down debt. On an after-tax basis, net proceeds are expected to be slightly beneficial to the Company’s leverage ratio.

“Consistent with our strategy, this divestiture enables us to concentrate our capital, leadership and operational focus on the properties that we believe generate the strongest returns and offer the greatest long-term upside,” said Six Flags President and CEO John Reilly. “Since joining the Company, I have been clear that Six Flags’ earnings power has been under-realized. This transaction will simplify our portfolio, strengthen our balance sheet and position us to execute with greater clarity and discipline.”

Reilly continued, “By focusing our resources on the parks that we believe have the highest growth potential, we expect to drive operating leverage, expand margins and accelerate our cash flow generation.”

EPR plans to partner with Enchanted Parks to run the six domestic properties and La Ronde Operations, Inc., a company owned by Kieran Burke, to operate Six Flags La Ronde following completion of the transaction. EPR will retain the right to utilize the Six Flags brand through the end of 2026, subject to certain requirements, and no significant impact on guests is expected during this transition. The parks will continue their regular operating schedules, and all season passes sold will be recognized through the 2026 operating season, including multi-park pass privileges at other parks within the Six Flags’ portfolio.

Reilly concluded, “We know how much these parks mean to our guests and to the incredible teams who bring them to life every day. Decisions like this are never taken lightly. We’re confident the parks will be in good hands with EPR and its partners, who have strong experience operating parks of this quality and scale. At the same time, this move allows Six Flags to concentrate on the parks that we believe offer the greatest opportunities for growth and long-term success. Our goal is to continue creating amazing experiences for all our guests, and this agreement helps us stay focused on that commitment.”

Six Flags said it plans to operate its remaining collection of 34 parks across 23 locations in North America for the 2026 season.

The transaction is expected to close by the end of the first quarter or beginning of the second quarter, subject to the satisfaction of certain closing conditions and receipt of third-party approvals.

Perella Weinberg Partners acted as financial advisor to Six Flags, and Weil, Gotshal & Manges LLP acted as legal counsel.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation (NYSE: FUN) is North America’s largest regional amusement-resort operator currently with 26 amusement parks, 15 water parks and nine resort properties across 16 states in the U.S., Canada and Mexico. The Company also manages an amusement park in Saudi Arabia. Focused on its purpose of making people happy, Six Flags provides fun, immersive and memorable experiences to millions of guests every year with world-class coasters, themed rides, thrilling water parks, resorts and a portfolio of beloved intellectual property such as Looney Tunes®, DC Comics® and PEANUTS®.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical in nature are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements as to our expectations, beliefs, goals and strategies regarding the future. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “synergies,” “target,” “objective,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These forward-looking statements, may involve current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, or that our growth and operational strategies will achieve the target results. Important risks and uncertainties that may cause such a difference and could adversely affect attendance at our parks, our future financial performance, and/or our growth strategies, and could cause actual results to differ materially from our expectations or otherwise to fluctuate or decrease, include, but are not limited to: the failure of the sale to EPR to close; failure to realize the expected amount and timing of benefits related to the sale; adverse weather conditions; general economic, political and market conditions, including global trade; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; competition for consumer leisure time and spending or other changes in consumer behavior or sentiment for discretionary spending; unanticipated construction delays or increases in construction or supply costs; changes in capital investment plans and projects; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations; the impact of any potential shareholder activism; failure to attract, motivate and retain qualified domestic and international employees and key personnel; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting us; acts of terrorism or outbreak of war, hostilities, civil unrest, and other political or security disturbances; and other risks and uncertainties we discuss under the heading “Risk Factors” within our Annual Report on Form 10-K and in the other filings we make from time to time with the Securities and Exchange Commission. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this document and are based on information currently and reasonably known to us. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after publication of this news release.

This news release and prior releases are available under the News tab at https://investors.sixflags.com

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